                                                      Draft of October 10, 1996
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------






                                     CIBER, Inc.
                               (a Delaware corporation)


                           2,000,000 Shares of Common Stock





                                  PURCHASE AGREEMENT








Dated: October __, 1996

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                  TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----
SECTION 1.  Representations and Warranties.................................   2

     (a)  Representations and Warranties by the Company....................   2

          (i)     Compliance with Registration Requirements................   3
          (ii)    Incorporated Documents...................................   3
          (iii)   Independent Accountants..................................   4
          (iv)    Financial Statements.....................................   4
          (v)     No Material Adverse Change in Business...................   4
          (vi)    Good Standing of the Company.............................   4
          (vii)   Good Standing of Subsidiaries............................   4
          (viii)  Capitalization...........................................   5
          (ix)    Authorization of Agreement...............................   5
          (x)     Authorization and Description of Securities..............   5
          (xi)    Absence of Defaults and Conflicts........................   5
          (xii)   Absence of Inter-Relationships...........................   6
          (xiii)  Absence of Proceedings; Statutes; Accuracy of Exhibits...   6
          (xiv)   Possession of Intellectual Property......................   6
          (xv)    Absence of Further Requirements..........................   7
          (xvi)   Possession of Licenses and Permits.......................   7
          (xvii)  Title to Property........................................   7
          (xviii) Compliance with Cuba Act.................................   7
          (xix)   Investment Company Act...................................   7
          (xx)    Registration Rights......................................   8
          (xxi)   Insurance................................................   8
          (xxii)  Accounting Controls......................................   8
          (xxiii) Taxes....................................................   8
          (xxiv)  Stabilization............................................   8
          (xxv)   Prospectus Distribution..................................   9
          (xxvi)  Brokers and Finders Fees.................................   9

     (b)  Representations and Warranties by the Selling Stockholders.......   9

          (i)     Accurate Disclosure......................................   9
          (ii)    Authorization of Agreements..............................   9
          (iii)   Good and Marketable Title; Fully Paid Securities.........  10
          (iv)    Due Execution of Power of Attorney and Custody Agreement.  10
          (v)     Absence of Manipulation..................................  10
          (vi)    Absence of Further Requirements..........................  10
          (vii)   Certificates Suitable for Transfer.......................  11
          (viii)  No Association with NASD.................................  11

                                  TABLE OF CONTENTS
                                     (CONTINUED)

                                                                          PAGE
                                                                          ----

     (c)  Officer's Certificates...........................................  11

SECTION 2.  Sale and Delivery to Underwriters, Closing.....................  11

     (a)  Initial Securities...............................................  11
     (b)  Option Securities................................................  11
     (c)  Payment..........................................................  12
     (d)  Demonstrations; Registration.....................................  12

SECTION 3.  Covenants of the Company.......................................  13

     (a)  Compliance with Securities Regulations and Commission Requests...  13
     (b)  Filing of Amendments.............................................  13
     (c)  Delivery of Registration Statements..............................  13
     (d)  Delivery of Prospectuses.........................................  14
     (e)  Continued Compliance with Securities Laws........................  14
     (f)  Blue Sky Qualifications..........................................  14
     (g)  Rule 158.........................................................  14
     (h)  Listing..........................................................  14
     (i)  Restriction on Sale of Securities................................  15
     (j)  Reporting Requirements...........................................  15

SECTION 4.  Payment of Expenses............................................  15

     (a)  Expenses.........................................................  15
     (b)  Expenses of the Selling Stockholders.............................  16
     (c)  Termination of Agreement.........................................  16


SECTION 5.  Conditions of Underwriters' Obligations........................  16

     (a)  Effectiveness of Registration Statement..........................  16
     (b)  Opinions of Counsel for Company..................................  16
     (c)  Opinion of Counsel for the Selling Stockholders..................  17
     (d)  Opinion of Counsel for Underwriters..............................  17
     (e)  Officers' Certificate............................................  17
     (f)  Certificate of Selling Stockholders..............................  17
     (g)  Accountant's Comfort Letter......................................  18
     (h)  Bring-down Comfort Letter........................................  18
     (i)  Approval of Listing..............................................  18

                                  TABLE OF CONTENTS
                                     (CONTINUED)


                                                                          PAGE
                                                                          ----

     (j)  No Objection.....................................................  18
     (k)  Lock-up Agreements...............................................  18
     (l)  Conditions to Purchase of Option Securities......................  18

         (i)    Officers' Certificate......................................  18
         (ii)   Certificate of Selling Stockholders........................  18
         (iii)  Opinion of Counsel for Company.............................  18
         (iv)   Opinion of Counsel for the Selling Stockholders............  19
         (v)    Opinion of Counsel for Underwriters........................  19
         (vi)   Bring-down Comfort Letter..................................  19

     (m)  Additional Documents.............................................  19
     (n)  Termination of Agreement.........................................  19

SECTION 6.  Indemnification................................................  19

     (a)  Indemnification of Underwriters..................................  19
     (b)  Indemnification of Company, Directors and Officers...............  21
     (c)  Actions against Parties; Notification............................  21
     (d)  Settlement without Consent if Failure to Reimburse...............  21
     (e)  Prior Indemnification Agreements.................................  22
     (f)  Selling Stockholder Indemnification..............................  22

SECTION 7.  Contribution...................................................  22

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.  24

SECTION 9.  Termination of Agreement.......................................  24

     (a)  Termination; General.............................................  24
     (b)   Liabilities.....................................................  24

Section 10.  Default by One or More of the Underwriters....................  24

Section 11.  Default by one or more of the Selling Stockholders or the
             Company.......................................................  25

Section 12.  Notices.......................................................  26

Section 13.  Parties.......................................................  26

                                  TABLE OF CONTENTS
                                     (CONTINUED)

                                                                          PAGE
                                                                          ----

SECTION 14.  Governing Law and Time........................................  26

SECTION 15.  Effect of Headings............................................  26

                                     CIBER, Inc.
                               (a Delaware corporation)

                           2,000,000 Shares of Common Stock
                              (Par Value $.01 Per Share)

                                  PURCHASE AGREEMENT

                                                               October __, 1996

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
HANIFEN, IMHOFF INC.
J.P. MORGAN SECURITIES INC.
     as Representatives of the several underwriters
c/o Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

    CIBER, Inc., a Delaware corporation (the "Company") and the persons listed in Schedule B hereto (the "Selling Stockholders") confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 1O hereof), for whom Merrill Lynch, Hanifen, Imhoff Inc., and J.P. Morgan Securities Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the issue and sale by the Company and the sale by the Selling Stockholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in Schedules A and B hereto and (ii) the grant by the Company and certain Selling Stockholders to the Underwriters of the option described in Section 2(b) hereof to purchase all or any part of 300,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 2,000,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 300,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

    The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

    The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333 - ) covering the registration of the Securities under the Securities Act of 1933, as amended
(the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the " 1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus. "Such registration statement, including the exhibits thereto and schedules, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1993 Act, at the time it became effective and including the Rule 430A Information is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

    All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.


    SECTION 1.     REPRESENTATIONS AND WARRANTIES.

         (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company and the Primary Selling Stockholder named in Schedule B hereto (hereinafter the "Primary Selling Stockholder") jointly and severally represent and warrant to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows.

                   (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company meets the requirements for use of Form S-3 under the 1933 Act and no stop order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED THAT this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

              Each of the Registration Statement any Rule 462(b) Registration Statement has become effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of the Company and of the Primary Selling Stockholder, no proceeding for that purpose has been instituted or, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the 1933 Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented at the Closing Date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

                   (ii) INCORPORATED DOCUMENTS. There are no contracts or other documents which are required by the 1933 Act to be filed as exhibits to the Registration Statement which have not been so filed; each contract to which the Company is a party and to which reference is made in the Prospectus or which is filed as an exhibit to the Registration Statement has been duly and validly executed by the Company and is in full force and effect in all material respects in accordance with its respective terms, and none of such contracts have been assigned by the Company; the Company and the Primary Selling Stockholder know of no present situation or condition or fact which would prevent compliance in all material respects with the terms of any of such contracts, as amended to date.

                   (iii) INDEPENDENT ACCOUNTANTS. To the knowledge of the Company, KPMG Peat Marwick LLP, which has certified the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the 1933 Act.

                   (iv) FINANCIAL STATEMENTS. The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations, and changes in their consolidated cash flows for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and present fairly the information required to be stated therein; [and the pro forma financial information,] and the related notes thereto, included in the Registration Statement and the Prospectus, has been prepared in accordance with the applicable requirements of the 1933 Act and is based upon good faith estimates and assumptions believed by the Company and the Primary Selling Stockholder to be reasonable.

                   (v) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development of which the Company is aware that would reasonably be expected to involve a prospective material adverse change in or affect the business, management, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus; except as set forth or contemplated in the Prospectus neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole.

                   (vi) GOOD STANDING OF THE COMPANY. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and has been duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                   (vii) GOOD STANDING OF SUBSIDIARIES. Each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and all the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except, in the case of foreign subsidiaries, for directors' qualifying shares) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims.

                   (viii) CAPITALIZATION. The authorized capital stock of the Company conforms as to legal matters to the description thereof incorporated by reference to _______________in the Prospectus, and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully-paid and non-assessable and are not subject to any preemptive or similar rights to acquire equity securities of the Company; and, except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

                   (ix) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, except as rights to indemnity and contribution hereunder may be limited by federal and state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to the general principles of equity.

                   (x) AUTHORIZATION AND DESCRIPTION OF SECURITIES. The Securities to be issued and sold by the Company and the Securities to be sold by the Selling Stockholders hereunder have been duly authorized, and, when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will have been duly issued and will be fully paid and non-assessable and will conform to the description thereof incorporated by reference to ________________ in the Prospectus; and the issuance of the Securities is not subject to any preemptive or similar right to acquire equity securities of the Company.

                   (xi) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation or By-Laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole; except for registration rights which have either been fulfilled hereby or properly waived, the issue and sale of the Securities and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject except for conflicts or breaches which individually or in the aggregate are not material to the Company and its subsidiaries taken as a whole, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company, nor will any such action result in any violation of the provisions of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties except for violations which individually or in the aggregate are not material to the Company and its subsidiaries taken as a whole; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the 1933 Act, the 1934 Act, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act"), the National Association of Securities Dealers, Inc. ("NASD") and the Nasdaq National Market, and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Securities by the Underwriters.

                   (xii) ABSENCE OF INTER-RELATIONSHIPS. No relationship, direct or indirect, exists between or among the Company or any or its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the 1933 Act to be described in the Registration Statement and the Prospectus which is not so described.

                   (xiii) ABSENCE OF PROCEEDINGS STATUTES; ACCURACY OF EXHIBITS. Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company or of the Primary Selling Stockholder, threatened to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, if determined adversely to the Company, could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, and, to the Company's and the Primary Selling Stockholder's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

                   (xiv) POSSESSION OF INTELLECTUAL PROPERTY. The Company and its subsidiaries owns, licenses, or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and similar rights necessary for the conduct of its business as currently conducted (collectively the "Intellectual Property"); and except as described in the Registration Statement or the Prospectus, neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a material adverse effect and, except as disclosed in the Prospectus, the Intellectual Property of the Company and its subsidiaries referred to in the Prospectus do not, to the best knowledge of the Company or any of its subsidiaries, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company or any of its Subsidiaries which could result in a material adverse effect on the Company's business, financial condition, or results of operation.

                   (xv) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations, state securities laws or the rules and regulations of the NASD.

                   (xvi) POSSESSION OF LICENSES AND PERMITS. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a material adverse effect on the Company's business or results of operations; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a material adverse effect on the Company; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect on the Company's business, financial condition, or results of operations.

                   (xvii) TITLE TO PROPERTY. The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them and used in their business, in each case, free and clear of all liens, encumbrances and defects of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made of such property and buildings by the Company or its subsidiaries.

                   (xviii) COMPLIANCE WITH CUBA ACT. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as
Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                   (xix) INVESTMENT COMPANY ACT. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an

"investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                   (xx) REGISTRATION RIGHTS. Other than registration rights which have either been fulfilled hereby or properly waived, no person has the right to require the Company to register any securities for offering and sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issue and sale of the Securities.

                   (xxi) INSURANCE. The Company maintains insurance of the types and in the amounts that the Company deems adequate for its business and consistent with insurance maintained by similar companies in similar businesses, including, but not limited to, general liability insurance, and insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

                   (xxii) ACCOUNTING CONTROLS. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                   (xxiii) TAXES. The Company has filed all federal, state, local and foreign income, withholding and franchise tax returns and taxes which have been required to be filed and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes and assessments have become due and payable; the Company (i) has paid all federal, state, local and foreign taxes and assessments which are due from the Company, including but not limited to withholding taxes and amounts payable under Chapters 21 through 24 of the Internal Revenue Code of 1986, as amended (the "Code"), and has furnished all information returns that the Company is required to furnish pursuant to the Code, (ii) has established adequate reserves for such taxes which are not due and payable, and, (iii) to its knowledge, does not have any tax deficiency or claim outstanding, proposed or assessed against it; the Company has not granted any extension of any statute of limitations to any federal, state, local or foreign tax authority for any period, nor has the Company requested any extension of the time for filing any federal, state, local or foreign tax return or form.

                   (xxiv) STABILIZATION. Other than the over-allotment option granted to the Underwriters herein, neither the Company nor the Primary Selling Stockholder will take, directly or indirectly, any action (and neither the Company nor the Primary Selling Stockholder knows of any action by its directors, officers or stockholders or by others) designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of the Exchange Act.

                   (xxv) PROSPECTUS DISTRIBUTION. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any preliminary prospectus or the Prospectus or other materials permitted by the 1933 Act to be distributed by the Company.

                   (xxvi) BROKERS AND FINDERS FEES. the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the offering of the Securities contemplated hereby other than as described in this Agreement.

              (b)    REPRESENTATIONS AND WARRANTIES BY THE SELLING
STOCKHOLDERS. Each Selling Stockholder severally and not jointly represents and warrants to each Underwriter as of the date hereof, as of the Closing Time, and, if the Selling Stockholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

                   (i) ACCURATE DISCLOSURE. Such Selling Stockholder has no actual knowledge that any of the representations and warranties of the Company contained in Section 1 (a) hereof are not true and correct; such Selling Stockholder has reviewed and is familiar with the Registration Statement and the Prospectus and such Selling Stockholder has no actual knowledge that the Prospectus contains any statement of a material fact that is untrue or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such Selling Stockholder is not prompted to sell the Securities to be sold by such Selling Stockholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectus.

                   (ii) AUTHORIZATION OF AGREEMENTS. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and constitutes a valid and binding obligation upon such Selling Stockholder except as rights to indemnity and contribution hereunder may be limited by federal and state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to the general principals of equity. The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Stockholder and [American Securities Transfer, Inc.], as Custodian, relating to the deposit of the Securities to be sold by such Selling Stockholder and the Power of Attorney appointing certain individuals as such Selling Stockholder's attorneys-in-fact (the "Attorneys-in-Fact") to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "Custody Agreement and Power of Attorney") and the Lock-up Agreement signed by such Selling Stockholder relating to resale restrictions on the Company's stock owned or held by such Selling Stockholder (the "Lock-up Agreement") will not contravene any provision of applicable law, or any material agreement or other material instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement and Power of Attorney or Lock-up

Agreement of such Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities. [Such Selling Stockholder, if other than a natural person, has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization as the type of entity that it purports to be; and] such Selling Stockholder has full right, power and authority to enter into and perform its obligations under this Agreement and the Custody Agreement and Power of Attorney, and to sell, assign, transfer and deliver the Securities to be sold by such Selling Stockholder under this Agreement.

              (iii) GOOD AND MARKETABLE TITLE; FULLY PAID SECURITIES. Such Selling Stockholder has, and on the Closing Date will have, good and marketable title to the Securities to be sold by such Selling Stockholder and the legal right and power, and all authorization and approval required by law or contract, to enter into this Agreement, the Custody Agreement and Power of Attorney and the Lock-up Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder, and such sale, transfer and delivery is not subject to any right of first refusal or other contractual restriction. The Securities to be sold by such Selling Stockholder pursuant to this Agreement have been or will be prior to the Closing Date, fully paid.

              (iv) DUE EXECUTION OF POWER OF ATTORNEY AND CUSTODY AGREEMENT. The Custody Agreement and Power of Attorney and the Lock-up Agreement have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder except as rights to indemnity and contribution hereunder may be limited by federal and state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to the general principals of equity. Assuming the Underwriters purchase the Securities to be sold by each Selling Stockholder for value, in good faith and without notice of adverse claim with the meaning of the Uniform Commercial Code, of the certificates delivery for the Securities to be sold by such Selling Stockholder pursuant to this Agreement will pass good and marketable title to such Securities free and clear of any security interests, claims, liens, equities and other encumbrances.

              (v) ABSENCE OF MANIPULATION. Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

              (vi) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Stockholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities hereunder by such Selling Stockholder or the consummation of the transactions contemplated by this Agreement by such Selling Stockholder, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations, state securities laws or the rules and regulations of the NASD.

              (vii) CERTIFICATES SUITABLE FOR TRANSFER. Certificates in negotiable form for all Securities to be sold by such Selling Stockholder under this Agreement, together with a stock power or powers duly endorsed in blank by such Selling Stockholder, have been placed in custody with the Custodian for the purpose of effecting delivery hereunder; [provided, however, that with respect to stock options to be exercised by certain of the Selling Stockholders on the date hereof for Common Stock which Common Stock shall be sold by such Selling Stockholders hereunder, no certificates or stock powers have been delivered to the Custodian, however, all actions have been taken by each such Selling Stockholder to effect the exercise of such stock options and the delivery of the Selling Stockholder Securities hereunder.

              (viii) NO ASSOCIATION WITH NASD. Neither such Selling Stockholder nor any of his, her or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc. except as disclosed in writing to Merrill Lynch.

         (c) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company or any subsidiary delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholders as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

    SECTION 2.     SALE AND DELIVERY TO UNDERWRITERS, CLOSING.

         (a) INITIAL SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Stockholders, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Stockholder, at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or such Selling Stockholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

          (b) OPTION SECURITIES. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Stockholders acting severally and not jointly hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional 300,000 Securities of Common Stock at the price per share set forth in Schedule C. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company and the Selling Stockholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than five full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Davis, Graham & Stubbs, L.L.C., 370 17th Street, Suite 4700, Denver, Colorado 80202, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Stockholders, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company and the Selling Stockholders (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company [and the Selling Stockholders,] on each Date of Delivery as specified in the notice from the Representatives to the Company and the Selling Stockholders.

         Payment shall be made to the Company and the Selling Stockholders by wire transfer or certified or official bank check or checks in federal [(same-day)] funds payable to the order of the Company and to the Custodian pursuant to each Selling Stockholder's Power of Attorney and Custody Agreement, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (d) DENOMINATIONS; REGISTRATION. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the

Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 1O:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.


          SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:

               (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement, shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

               (b) FILING OF AMENDMENTS. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

               (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, three signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

               (d) DELIVERY OF PROSPECTUSES. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.

               (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

               (f) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

               (g) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section II (a) of the 1933 Act.

               (h) LISTING. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

              (i) RESTRICTION ON SALE OF SECURITIES. During a period 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus or (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus.

               (j) REPORTING REQUIREMENTS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

         SECTION 4.     PAYMENT OF EXPENSES.

              (a) EXPENSES. The Company and the Selling Stockholders will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including
              (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters,
              (iv) the fees and disbursements of the Company's counsel, accountants and other advisors and counsel for the Selling Stockholders, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable and accountable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the

Securities, and (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market. The foregoing shall not affect any agreements between the Company and the Selling Stockholders with respect to payment of expenses.

               (b) EXPENSES OF THE SELLING STOCKHOLDERS. The Selling Stockholders, jointly and severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and accountants, other than counsel to the Selling Stockholders who is also counsel to the Company.

               (c) TERMINATION OF AGREEMENT.   If this Agreement is terminated
by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section II hereof, the Company and the Selling Stockholders shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

          SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary or on behalf of any Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

               (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

               (b) OPINIONS OF COUNSEL FOR COMPANY. At Closing Time the Representatives shall have received a written opinion, dated as of Closing Time, of Davis, Graham & Stubbs, L.L.C., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws ofjurisdictions other than the law of the State of Colorado, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

               (c) OPINION OF COUNSEL FOR THE SELLING STOCKHOLDERS. At Closing Time the Representatives shall have received the favorable opinion, dated as of Closing Time, of Davis, Graham & Stubbs, counsel for the Selling Stockholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit D hereto and to such further effect as counsel to the Underwriters may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Colorado, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

               (d) OPINION OF COUNSEL FOR UNDERWRITERS. At Closing Time the Representatives shall have received the favorable opinion, dated as of Closing Time, of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in (i), (v), (vi) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (viii) to (x), inclusive, (xiv) (solely as to the information in the Prospectus under __________________________) and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of California, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

               (e) OFFICERS' CERTIFICATE. At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section l(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

               (f) CERTIFICATE OF SELLING STOCKHOLDERS. At Closing Time, the Representatives shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Stockholder, dated as of Closing Time, to the effect that
(i) the representations and warranties of each Selling Stockholder contained in
Section 1 (b) hereof are true and correct in all respects with the same force and effect as through expressly made at and as of Closing Time and (ii) each Selling Stockholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

               (g) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Representatives shall have received from KPMG Peat Marwick LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

               (h) BRING-DOWN COMFORT LETTER. At Closing Time the Representatives shall have received from KPMG Peat Marwick LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

               (i) APPROVAL OF LISTING. At the Closing Time the Securities shall have been approved for inclusions in the Nasdaq National Market, subject only to official notice of issuance.

               (j) NO OBJECTION. The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

               (k) LOCK-UP AGREEMENTS. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit E hereto signed by the persons listed on Schedule D hereto.

               (1) CONDITIONS TO PURCHASE OF OPTION SECURITIES. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Stockholders contained herein and the statements in any certificates furnished by the Company, any Subsidiary of the Company and the Selling Stockholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                         (i)   OFFICERS' CERTIFICATE.  A certificate, dated
such Date of Delivery, of the Chief Executive Officer or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

                         (ii)  CERTIFICATE OF SELLING STOCKHOLDERS.  A
certificate, dated such Date of Delivery, of an Attorney-in-Fact on behalf of each Selling Stockholder confirming that the certificate delivered at Closing Time pursuant to Section 5(f) remains true and correct as of such Date of Delivery.

                         (iii) OPINION OF COUNSEL FOR  COMPANY.  The
favorable legal  opinion  of  Davis, Graham & Stubbs, L.L.C., counsel for the
 Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                         (iv)   OPINION OF COUNSEL FOR THE SELLING STOCKHOLDERS.
The favorable opinion of Davis, Graham & Stubbs, L.L.C., counsel for the Selling Stockholders in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c).

                         (v) OPINION OF COUNSEL FOR UNDERWRITERS.  The
favorable opinion of Wilson, Sonsini, Goodrich & Rosati, P.C., counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                         (vi)     BRING-DOWN COMFORT LETTER.  A letter from
KPMG Peat Marwick LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to
Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

               (m) ADDITIONAL DOCUMENTS. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

               (n) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6.          INDEMNIFICATION.

              (a) INDEMNIFICATION OF UNDERWRITERS. The Company and the Primary Selling Stockholder, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii),
(iii) and (iv) below:

                      (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 43OA Information, or in any preliminary prospectus, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in this Agreement;

                    (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Primary Selling Stockholder; and

                     (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) including the 430A Information or the Prospectus (or any amendment or supplement thereto). In addition, each Selling Stockholder, severally and not jointly (in the proportion that the number of Securities being sold by such Selling Stockholder bears to the total number of Securities), agrees to indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) arising out of or caused by any untrue statement or alleged untrue statement of a material fact with respect to information pertaining to such Selling Stockholder furnished by or on behalf of such Selling Stockholder expressly for use in any preliminary prospectus or prospectuses, including the Prospectus (or any amendment or supplement thereto) or the Registration Statement (or any amendment thereto), provided that the liability of each

Selling Stockholder under the indemnity agreement contained in the provisions of this Section 6 shall be limited to an amount equal to the product of the proceeds per share to the Selling Stockholders as set forth on the cover page of the Prospectus times the number of Securities set forth in Schedule B opposite such Selling Stockholder's name.

               (b) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Selling Stockholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information fumished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

               (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to
Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which Indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

               (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

               (e) PRIOR INDEMNIFICATION AGREEMENTS. The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to indemnification.

               (f) SELLING STOCKHOLDER INDEMNIFICATION. Notwithstanding anything herein contained, (i) the liability of Bob G. Stevenson, as the Primary Selling Stockholder, under the representations and warranties contained in
Section 1(a) hereof and under the indemnity agreements contained in the provisions of this Section 6 shall not exceed an amount equal to the initial public offering price of the Securities sold by Bob G. Stevenson to the Underwriters, and (ii) the liability of each Selling Stockholder under the representations and warranties contained in Section 1(b) hereof and under the indemnity agreements contained in the provisions of this Section 6 shall not exceed an amount equal to the initial public offering price of the Securities sold by each such Selling Stockholder to the Underwriters; provided, further, that with respect to indemnification arising out of or based upon any breach of any representation contained in Section 1(a) hereof, the Underwriters agree to exhaust their remedies against the Company before proceeding (only as to the enforcement of remedies available to them and not as to the initiation of any action) against the Primary Selling Stockholder.

          SECTION 7.    CONTRIBUTION.  If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any failure of the nature referred to in
Section 6(a)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

               The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus.

                The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

               Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission, and
(ii) no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of Securities (before deducting expenses) received by such Selling Stockholder exceeds the amount of any damages that such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

               No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

               The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to contribution.

         SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Selling Stockholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Selling Stockholders, and shall survive delivery of the Securities to the Underwriters.

         SECTION 9.     TERMINATION OF AGREEMENT.

              (a) TERMINATION; GENERAL. The Representatives may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

               (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.


          SECTION 1O. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

               (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

               (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

               No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

               In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company and any Selling Stockholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.


          SECTION 11. DEFAULT BY ONE OR MORE OF THE SELLING STOCKHOLDERS OR THE COMPANY. If the Selling Stockholders shall fail at Closing Time to sell and deliver the number of Securities which such Selling Stockholder are obligated to sell hereunder, and the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Stockholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Stockholders, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6 and 7 shall remain in full force and effect or
(b) elect to purchase the Securities which the non-defaulting Selling Stockholders have agreed to sell hereunder. No action taken pursuant to this
Section 11 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

          In the event of a default by any Selling Stockholder as referred to in this Section 11, each of the Representatives, the Company and the non-defaulting Selling Stockholders shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

          If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 4, 5 and 7 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

           SECTION 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Merrill Lynch & Co., 101 California Street, Suite 1320, San Francisco, California 94111, attention of Steven F. Strandberg; notices to the Company shall be directed to it at CIBER, Inc. 5251 DTC Parkway, Suite 1400, Englewood, Colorado 80111; and notices to the Selling Stockholders shall be directed to them at c/o CIBER, Inc. 5251 DTC Parkway, Suite 1400, Englewood, Colorado 80111, attention of Bob G. Stevenson and Mac J. Slingerlend, Attorneys-in-fact for the Selling Stockholders.

          SECTION 13. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.


          SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

          SECTION 15. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.



                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Stockholders, a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Stockholders in accordance with its terms.

                                       Very truly yours,

                                       CIBER, Inc.


                                       By:
                                          -------------------------------------
                                            Bob G. Stevenson, President




CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.                    By:
Merrill Lynch, Pierce, Fenner &             ------------------------------------
     Smith Incorporated                     As Attorney-in-Fact acting on behalf
HANIFEN, IMHOFF INC.                        of the Selling Stockholders named in
J.P. MORGAN SECURITIES INC.                 Schedule B hereto
By: MERRILL LYNCH, PIERCE, FENNER &
    SMITH INCORPORATED


By:
   -------------------------------
    Authorized Signatory

For themselves and as Representatives of the other
Underwriters named in Schedule A hereto.

                                      SCHEDULE A

                                   2,000,000 Shares
                                     CIBER, Inc.
                                     Common Stock



          NAME OF UNDERWRITER                                              NUMBER OF INITIAL SECURITIES
-------------------------------------------------                          ----------------------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated...................

Hanifen, Imhoff Inc..................................................

J.P. Morgan Securities Inc...........................................
                                                                                     ----------

Total................................................................                2,000,000
                                                                                     ----------
                                                                                     ----------









                                                                  Sch A-1

                                  SCHEDULE B

                                                                                     MAXIMUM NUMBER
                                                          NUMBER OF INITIAL       OF OPTION SECURITIES
                                                         SECURITIES TO BE SOLD        TO BE SOLD
                                                         ---------------------    --------------------
CIBER, Inc.. . . . . . . . . . . . . . . . . . .               700,000

Bob G. Stevenson(1). . . . . . . . . . . . . . .             1,000,000

John B. Maitland, Jr.. . . . . . . . . . . . . .               151,000

Paul Piper . . . . . . . . . . . . . . . . . . .                74,000

BIT Class B Stockholder Liquidating Trust. . . .                75,000
                                                             ---------                  -------

Total. . . . . . . . . . . . . . . . . . . . . .             2,000,000                  300,000
                                                             ---------                  -------
                                                             ---------                  -------
---------------

(1)For purposes of this Agreement, Mr. Stevenson is the "Primary Selling Stockholder."








                                    Sch B-1

                                     SCHEDULE C

                                     CIBER, Inc.

                          __________ Shares of Common Stock
                              (Par Value $.Ol Per Share)


     1. The public offering price per share for the Securities shall be $________________.

     2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $_______________________, being an amount equal to the public offering price set forth above less $________________ per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                                      SCHEDULE D

                   LIST OF PERSONS AND ENTITIES SUBJECT TO LOCK-UP

                                      EXHIBIT A

                         FORM OF OPINION OF COMPANY'S COUNSEL
                             TO BE DELIVERED PURSUANT TO
                                     SECTION 5(b)


               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

               (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

               (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse effect on the Company's business, results of operations, or financial condition.

               (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

               (v) The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and the Securities to be sold by the Selling Stockholders are, and the Securities to be sold by the Company, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

               (vi) The issuance and sale of the Securities by the Company and the sale of the Securities by the Selling Stockholders is not subject to preemptive or other similar rights of any securityholder of the Company.

               (vii) Each "significant subsidiary" of the Company (as such term is defined in Rule 405 of the 1933 Act) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge and information, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary.

               (viii) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

               (ix) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

               (x) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

               (xi) If Rule 434 has been relied upon, the Prospectus was not "materially different," as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective.

               (xii) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the Nasdaq National Market.

               (xiii) To the best of our knowledge, there is no pending or threatened action, suit, proceeding, inquiry or investigation, to which the Company or any Significant Subsidiary is a party, or to which the property of the Company or any Significant Subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

               (xiv) The information in the Prospectus under "Management--Limitation of Liability and Indemnification Matters," "Management--Employee and Director Plans," "Certain Transactions," "Description of Capital Stock" and "Securities Eligible for Future Sale" and in the Registration Statement under Items 14 and 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

               (xv) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

               (xvi) All descriptions in the Registration Statement of contracts and other documents to which the Company or its Significant Subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

               (xvii) Neither the Company nor any Significant Subsidiary is in violation of its charter or by-laws and, to the best of our knowledge, no default by the Company or any Significant Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

               (xviii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than (i) under the 1933 Act and the 1933 Act Regulations, which have been obtained, or (ii) as may be required under the securities or blue sky laws of the various states or the rules and regulations of the NASD, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering, issuance or sale of the Securities.

               (xix) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any Significant Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Significant Subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Significant Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of their respective properties, assets or operations.

               (xx) To the best of our knowledge, there is no owner of any securities of the Company who has any rights, not effectively satisfied or waived, to require registration of any shares of capital stock of the Company in connection with the filing of the Registration Statement.

               (xxi) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

               (xxii) [The Rights under the Company's Stockholder Rights Plan to which holders of the Securities will be entitled have been duly authorized and validly issued]


                       Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                         In rendering such opinion, such counsel may rely as
to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business
Law (1991).

                                      EXHIBIT D

               Form of Opinion of Counsel for the Selling Stockholders
                       to be Delivered Pursuant to Section 5(c)


               (i) No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (other than (i) the issuance of the order of the Commission declaring the Registration Statement effective and
(ii) such authorizations, approvals or consents as may be necessary under state securities laws or the rules and regulations of the NASD, as to which we need express no opinion) is necessary or required to be obtained by the Selling Stockholders for the performance by each Selling Stockholder of its obligations under the Purchase Agreement or in the Power of Attorney and Custody Agreement, or in connection with the offer, sale or delivery of the Securities.

               (ii) Each Power of Attorney and Custody Agreement has been duly executed and delivered by the respective Selling Stockholders named therein and constitutes the valid and binding agreement of such Selling Stockholder in accordance with its terms.

               (iii) The Purchase Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Stockholder.

               (iv) The sale of the Securities by the Selling Stockholders is not subject to preemptive or similar rights of any security holder of the Company.

               (v) Each Attorney-in-Fact has been duly authorized by the Selling Stockholders to deliver the Securities on behalf of the Selling Stockholders in accordance with the terms of the Purchase Agreement.

               (vi) The execution, delivery and performance of the Purchase Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement and compliance by the Selling Stockholders with its obligations under the Purchase Agreement have been duly authorized by all necessary action on the part of the Selling Stockholders and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of the Selling Stockholders pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which any Selling Stockholder is a party or by which they may be bound, or to which any of the property or assets of the Selling Stockholders may be subject nor will such action result in any violation of the provisions of the charter or by-laws of the Selling Stockholders, if applicable, or any law, administrative regulation, judgement or order of any governmental agency or body or any administrative or court decree having jurisdiction over such Selling Stockholder or any of its properties.

               (viii) Each Selling Stockholder is, and immediately prior to Closing Time will be, the sole registered owner of the Securities to be sold by such Selling Stockholder; upon consummation of the sale of the Securities pursuant to the Purchase Agreement, each of the Underwriters will be the registered owner of the Securities purchased by it from such Selling Stockholder and, assuming the Underwriters purchased the Securities for value in good faith and without notice of any adverse claim, the Underwriters will have acquired all rights of such Selling Stockholder in the Securities free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and the owner of the Securities, if other than such Selling Stockholder, is precluded from asserting against the Underwriters the ineffectiveness of any unauthorized endorsement; and such Selling Stockholder has the full right, power and authority (A) to enter into the Purchase Agreement and the Power of Attorney and Custody Agreement and (B) to sell, transfer and delivery the Securities to be sold by such Selling Stockholder under the Purchase Agreement.

                                      EXHIBIT E

                                     CIBER, INC.
                                   LOCK-UP CONTRACT

                                                                October __, 1996


Merrill Lynch & Co.
Hanifen, Imhoff, Inc.
J.P. Morgan Securities, Inc.
c/o Robert M. Tarkoff
Wilson, Sonsini, Goodrich & Rosati
650 Page Mill Road
Palo Alto, California 94304-1050

Dear Sirs:

          The undersigned understands that Merrill Lynch & Co. ("Merrill Lynch"), as Representative of the several Underwriters, proposes to enter into an Purchase Agreement (the "Purchase Agreement") with CIBER, Inc., a Delaware corporation (the "Company"), providing for the public offering (the "Public Offering") by the several Underwriters, including Merrill Lynch (the "Underwriters"), of shares of Common Stock, $.Ol par value, of the Company (the "Common Stock").

          In order to induce you and the other Underwriters that may participate in the Public Offering subject to the terms of the Purchase Agreement, to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Merrill Lynch on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending [120] days after the date of the final prospectus relating to the Public Offering (the "Prospectus"): (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock (collectively, the "Securities") (whether such shares or any securities are now owned or hereafter acquired), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether or not any such transaction described in clause (1) or (2) above is to be settled by delivery of the Securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the sale of any Securities by the undersigned to the Underwriters pursuant to the Purchase Agreement. In addition, the undersigned agrees that, without the prior written consent of Merrill Lynch on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending [120] days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

        Whether or not a Public Offering actually occurs depends on a number of conditions, including market conditions. The Public Offering will be made only pursuant to an Purchase Agreement, the terms of which will be subject to agreement among the Company, any selling Stockholders and you as Representative of the Underwriters.

                                  Very truly yours,


                                     -------------------------------------------
                                        (Name)

                                     -------------------------------------------
                                       (Address)


Accepted as of the date set forth above:


By:
   -------------------------------------








                                         E-2